FOR IMMEDIATE RELEASE

STRATEGIC STORAGE TRUST INC. ACQUIRES FIFTH PROPERTY IN EL PASO, TEXAS

     EL PASO, TX - March 22, 2011 - Strategic Storage Trust, Inc. (SSTI) - a publicly registered non-traded REIT targeting the self-storage market - recently acquired a property in El Paso, Texas totaling approximately 290 units. The total purchase price was $1,250,000, in an all-cash deal.

     The site will be rebranded under the SmartStopSM Self Storage trade name.

     "This is our fifth El Paso location and our 10th facility in Texas. It's a well located site with great access and excellent signage," said H. Michael Schwartz, SSTI's chairman and CEO. "This is a prime market for investment opportunities due to the increase in military personnel at bases in this area."

     The property originally opened in May 2010, is located at 6047 Woodrow Bean Dr., and contains approximately 40,800 rentable square feet on approximately three acres of land. It is on the north side of Woodrow Bean between Cross Street and Bomarc Street in the northerly portion of El Paso. The street parallels Loop 375, a primary arterial highway, through the northerly portion of El Paso adjacent to the off ramp of Loop 375. The property consists of six one-story buildings and a retail office.

     "The property was recently expanded and should continue to perform well with the expanded unit mix," said Wayne Johnson, senior vice president of acquisitions for SSTI. "Occupancy remains strong in El Paso." El Paso is the sixth-largest city in Texas and the 22nd-largest city in the United States. It is home to Fort Bliss, one of the largest military bases in the U.S., which is expected to add 28,000 new troops, 16,000 new spouses and 21,000 new children by 2013.

     SSTI owns four other properties in El Paso located at 9191 Dyer St., 5405 S. Desert Blvd, 1631 Joe Battle Blvd and 2250 Joe Battle Blvd.

     Since the launch of SSTI in 2008, SSTI's portfolio of wholly-owned properties has expanded to include 57 properties in 16 states and Canada.

About Strategic Storage Trust, Inc.

Strategic Storage Trust, Inc. (SSTI) is the first and only self-storage REIT in the public non-traded REIT marketplace. SSTI is one of five publicly registered self-storage REITs in the United States and is one of the fastest growing REITs nationwide. The Strategic Storage Trust management team is comprised of industry veterans with extensive institutional experience in the acquisition and property management of self-storage properties. The REIT's storage facilities are branded as SmartStopSM Self Storage throughout the country. Its portfolio includes approximately 38,000 self-storage units and 4.8 million rentable square feet of storage space. SSTI's sponsor is Strategic Capital Holdings LLC, which manages a growing portfolio of over 7 million square feet of commercial properties, including 5.5 million square feet of self-storage facilities, with a combined market value of over $756 million.

For more information about SSTI, please call 949-429-6600 or visit www.strategicstoragetrust.com

To view our properties and locations or to find a nearby storage facility, visit www.smartstopselfstorage.com

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company's prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.

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